American Century Capital Portfolios, Inc.

AMENDMENT NO. 2 TO AMENDED AND RESTATED
MASTER DISTRIBUTION AND INDIVIDUAL
SHAREHOLDER SERVICES PLAN

C CLASS

THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED MASTER DISTRIBUTION AND INDIVIDUAL SHAREHOLDER SERVICES PLAN (“Amendment”) is effective as of the 1st day of April, 2019, by AMERICAN CENTURY CAPITAL PORTFOLIOS, INC. (the “Issuer”).

WHEREAS, the Issuer is party to a certain Amended and Restated Master Distribution and Individual Shareholder Services Plan dated October 31, 2011, and amended effective May 1, 2015 (the “Plan”);

WHEREAS, the parties hereto desire to enter into this Amendment to reflect the name change of the series of shares titled Market Neutral Value Fund to AC Alternatives Market Neutral Value Fund;

WHEREAS, the parties hereto desire to enter into this Amendment to reflect the name change of the series of shares titled AC Alternatives Equity Fund to AC Alternatives Long-Short Fund;

WHEREAS, the parties hereto desire to enter into this Amendment to reflect the elimination of the series of shares titled AC Alternatives Multi-Strategy Fund; and

WHEREAS, the parties hereto desire to enter into this Amendment to reflect the liquidation of the series of shares titled AC Alternative Long-Short Fund.

NOW, THEREFORE, IN CONSIDERATION of the mutual promises and agreements herein contained, the parties agree as follows:

1.    Amendment of Schedule A. Schedule A to the Plan is hereby amended by deleting it in its entirety and inserting in lieu therefor the Schedule A attached hereto.

2.    Ratification and Confirmation of Agreement. In the event of a conflict between the terms of this Amendment and the Plan, it is the intention of the parties that the terms of this Amendment shall control and the Plan shall be interpreted on that basis. To the extent the provisions of the Plan have not been amended by this Amendment, the parties hereby confirm and ratify the Plan.

3.Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Plan shall remain unamended and shall continue to be in full force and effect.

IN WITNESS WHEREOF, the undersigned has executed this Amendment to be effective as of the day and year first above written.

AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

By: /s/ Charles A. Etherington
Charles A. Etherington
Senior Vice President

American Century Capital Portfolios, Inc.

SCHEDULE A

Funds Offering C Class Shares

Funds	Date Plan Adopted
AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
➢ Equity Income Fund	May 1, 2001
➢ Value Fund	May 1, 2001
➢ Large Company Value Fund	May 1, 2001
➢ Real Estate Fund	August 1, 2007
➢ Mid Cap Value Fund	March 1, 2010
➢ Small Cap Value Fund	March 1, 2010
➢ Global Real Estate Fund	April 28, 2011
➢ AC Alternatives Market Neutral Value Fund	October 31, 2011
➢ AC Alternatives Income Fund	May 1, 2015

A-1